Exhibit 99

Montana-Dakota Utilities signs agreement to purchase North Dakota wind farm

BISMARCK, N.D. - Nov. 24, 2014 - Montana-Dakota Utilities Co., a division of MDU Resources Group (NYSE:MDU) announced today that it has signed an agreement to purchase a North Dakota wind farm to be developed by ALLETE Clean Energy, a subsidiary of ALLETE, Inc. (NYSE:ALE).

The wind project, located near Hettinger, N.D., and comprised of 43 turbines producing 107.5 megawatts of electricity, is anticipated to be completed in December 2015. The project’s cost is approximately $200 million and the purchase is subject to regulatory approvals.

“We are committed to investing capital resources to meet the needs of our customers and our growing legacy business,” said David L. Goodin, president and CEO of MDU Resources Group. “This project is a positive step in executing that plan and will be a great addition to Montana-Dakota’s generation portfolio. We believe this will be a great partnership with ALLETE.”

Montana-Dakota originally signed a power purchase agreement with Thunder Spirit Wind in October 2013 to purchase the output of the wind farm. Montana-Dakota determined that owning and operating the wind farm is the best long-term solution to meet customer need for energy. Montana-Dakota partnered with ALLETE Clean Energy (ACE) on an agreement for ACE to acquire the Thunder Spirit Wind project, complete the development and sell the completed project to Montana-Dakota. ALLETE has developed other wind projects in North Dakota.

“Our electric demand continues to increase and this project is a great opportunity to increase our electric generation to meet that customer demand. Our customer energy requirements are expected to grow at five percent per year for the next five years,” said Frank Morehouse, president and CEO of Montana-Dakota. “Not only does this project provide needed generation, but it also further diversifies our generation portfolio, boosting our renewable segment to 20 percent.”

The wind farm location is beneficial in that it allows Montana-Dakota to connect the project to its transmission system in an area the company already provides electric service, further enhancing the company’s deliverability of power to its customers.

“We’re proud that MDU chose ACE to develop a project that will benefit its customers and diversify the mix of energy sources. Wind energy is an advantageous resource in North Dakota, and ALLETE Clean Energy is anxious to apply our experience to bring the project to fruition,” said ALLETE Clean Energy President Eric Norberg.

Forward-Looking Statements

The information in this release includes certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained in this release, including statements by the president and chief executive officer of MDU Resources and president and CEO of Montana-Dakota, are expressed in good faith and are believed by the company to have a reasonable basis. Nonetheless, actual results may differ materially from the projected results expressed in the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include receiving the necessary permits and regulatory approvals in a timely manner, the schedule and costs to complete, qualification for tax credits, other risks incidental to the operation of a wind farm; and the effects on operations of extensive environmental laws and regulations. For a discussion of other important factors that could cause actual results to differ materially from those expressed in the forward-looking statements, refer to Item 1A - Risk Factors in MDU Resources’ most recent Form 10-K and Form 10-Q.

About MDU Resources
MDU Resources Group, Inc., a member of the S&P MidCap 400 index, provides value-added natural resource products and related services that are essential to energy and transportation infrastructure, including regulated utilities and pipelines, construction materials and services and exploration and production. For more information about MDU Resources, see the company's website at www.mdu.com or contact the Investor Relations Department at investor@mduresources.com.

Contacts
Financial:
Phyllis A. Rittenbach, director - investor relations, (701) 530-1057

Media:
Mark Hanson, senior public relations representative, (701) 530-1093;
mark.hanson@mduresources.com

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